                                                                 EXHIBIT h(2)(f)



                                 AMENDMENT NO. 5
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT

      The Master Administrative Services Agreement (the "Agreement"), dated June 1, 2000, by and between A I M Advisors, Inc., a Delaware corporation, and AIM Investment Securities Funds, a Delaware statutory trust, is hereby amended as follows:

      Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX A
                                       TO
                    MASTER ADMINISTRATIVE SERVICES AGREEMENT
                                       OF
                         AIM INVESTMENT SECURITIES FUNDS

PORTFOLIOS                                       EFFECTIVE DATE OF AGREEMENT
----------                                       ---------------------------

AIM High Yield Fund                                      June 1, 2000

AIM Income Fund                                          June 1, 2000

AIM Intermediate Government Fund                         June 1, 2000

AIM Limited Maturity Treasury Fund                       June 1, 2000

AIM Money Market Fund                                    June 1, 2000

AIM Municipal Bond Fund                                  June 1, 2000

AIM Real Estate Fund                                   October 29, 2003

AIM Short Term Bond Fund                                August 29, 2002

AIM Total Return Bond Fund                            December 28, 2001"

      All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Dated: October 29, 2003

                                              A I M ADVISORS, INC.


Attest:  /s/ Illegible                        By:   /s/ Mark H. Williamson
        --------------------------------          -----------------------------
            Assistant Secretary                       Mark H. Williamson
                                                      President

(SEAL)


                                              AIM INVESTMENT SECURITIES FUNDS


Attest:  /s/ Illegible                        By:  /s/ Kevin M. Carome
        --------------------------------          -----------------------------
            Assistant Secretary                      Kevin M. Carome
                                                     Senior Vice President

(SEAL)